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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement, to be filed on or around April 24, 2003, on Form S-8 of Universal Guardian Holdings, Inc., of our Independent Auditors' Report dated April 11, 2003, included on Form 10-KSB dated April 15, 2003.


/s/ Stonefield Josephson, Inc.
STONEFIELD JOSEPHSON, INC.
CERTIFIED PUBLIC ACCOUNTANTS
Santa Monica, California
April 23 2003



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